UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2008

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Transfer of Listing

On May 16, 2008, Hawaiian Holdings, Inc. (the “Company”) received a letter from the NASDAQ Stock Market LLC (“Nasdaq”) approving the Company’s application to list its common stock on The NASDAQ Global Market.  On May 20, 2008, the Board of Directors of the Company approved the listing of the Company’s common stock on Nasdaq and withdrawal from The American Stock Exchange LLC (“Amex”).  The Company provided Amex written notice of the Company’s intention to withdraw the listing of its common stock from Amex on May 20, 2008.  The Company expects that its common stock will begin trading on The NASDAQ Global Market under the symbol “HA” on June 2, 2008.  The Company’s common stock will continue to trade on Amex until the market close on May 30, 2008.

A copy of the press release announcing the delisting of the Company’s common stock from Amex and the listing of the Company’s common stock on The NASDAQ Global Market is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                              Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Dated May 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2008

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Executive Vice President, Chief Financial Officer and Treasurer